September 23, 2022

State Street Bank and Trust Company

200 Newport Ave

North Quincy, MA 02171

Attention: Steven Bagley Jr., Managing Director

Re:	Each Putnam exchange traded fund identified on Exhibit A hereto (each, a “New Putnam ETF Fund”, and collectively, the “New Putnam ETF Funds”)

Ladies and Gentlemen:

In accordance with Section 21.5, the Additional Funds provision of the Master Custodian Agreement dated as of January 1, 2007 (as amended, the “Agreement”) between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company (“State Street”), each undersigned New Putnam ETF Fund hereby requests that your bank act as its Custodian under the terms of the Agreement. In connection with such request, each New Putnam ETF Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 10 of the Agreement. An updated Appendix A to the Agreement reflecting this addition is attached.

We acknowledge that each New Putnam ETF Fund will issue and redeem shares only in aggregations of Shares known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities or other assets and a specified cash payment, as more fully described in the currently effective registration statement of such New Putnam ETF Fund (the “Prospectus”).

We acknowledge and agree that the following Sections 2.14 and 2.15 which were previously added to the Custodian Agreement in relation to the existing Putnam ETF funds listed on Appendix A hereto (the “Existing Putnam ETF Funds”) shall also apply to each New Putnam ETF Fund as follows:

“Section 2.14 Determination of Fund Deposit, etc. Subject to and in accordance with the directions of the investment adviser for the Fund, the Custodian shall determine for each Fund after the end of each trading day on the New York Stock Exchange (the “NYSE”), in accordance with the respective Fund’s policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities (each as defined in the Prospectus), (ii) the cash component, and (iii) the amount of cash redemption proceeds (all as defined in the Prospectus) required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of such Fund on such date. The Custodian shall provide or cause to be provided this information to the Fund’s distributor and other persons according to the policy established by the Board and

Information Classification: Limited Access

shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation, prior to the opening of trading on the NYSE.

Section 2.15. Allocation of Deposit Security Shortfalls. Each Fund acknowledges that the Custodian maintains only one account on the books of the National Securities Clearing Corporation (the “NSCC”) for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.”

We acknowledge and agree that the terms of Section 6 of the Custodian Agreement which were previously amended and replaced in their entirety in relation to the Existing Putnam ETF Funds only, shall also be amended and replaced in their entirety as follows in relation to the New Putnam ETF Funds:

“Section 8. Payments for Sales or Repurchases or Redemptions of Shares.

(a)       The Custodian shall receive from the distributor of the Shares or from the Transfer Agent, as the case may be, and deposit into the account of the appropriate Fund such payments as are received for Shares, in Creation Unit aggregations, thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on and the Transfer Agent of any receipt by it of payments for Shares of such Fund.

(b)       From such funds and securities as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds and securities available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (as defined in the Prospectus) (or such securities in lieu thereof as may be designated by the investment adviser of the Fund in accordance with the Prospectus) for such Fund and the Cash Redemption Amount (as defined in the Prospectus), if applicable, less any applicable Redemption Transaction Fee (as defined in the Prospectus). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC (as defined in the Prospectus) system or through wire transfer in the case of redemptions effected outside of the DTC system.”

The terms and conditions of the Custodian Agreement, as modified by this letter with regard to the New Putnam ETF Funds, shall apply only to the New Putnam ETF Funds.

Information Classification: Limited Access

Attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement, effective as of the date set forth below. The attached Appendix A is marked to reflect the addition of the New Putnam ETF Funds, as well as the removal of certain Putnam Funds/Portfolios that have liquidated and/or are no longer in existence.

Terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

[Remainder of Page Intentionally Left Blank]

Information Classification: Limited Access

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

each Putnam Investment Company
identified on Appendix A Hereto

By: /s/ Susan Malloy

Name: Susan Malloy

Title: Vice President and Assistant Treasurer,

Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Stephanie B. Mansfield

Name: Stephanie B. Mansfield

Title: Managing Director, Global Relationship Management

Effective Date: September 23, 2022

Information Classification: Limited Access

Exhibit A

New Putnam ETF Funds

Putnam ETF Trust

Putnam BDC Income ETF

Putnam Emerging Markets ex-China ETF

Putnam BioRevolution ETF

Information Classification: Limited Access

APPENDIX A

to

Master Custodian Agreement

FUND/PORTFOLIO	Putnam Fund #	State Street Fund #

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund	259	38MY
Putnam Dynamic Asset Allocation Conservative Fund	264	38MZ
Putnam Dynamic Asset Allocation Growth Fund	250	38MX
Putnam Income Strategies Portfolio	VC9	38AK

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND	027	38Q5
PUTNAM CONVERTIBLE SECURITIES FUND	008	38QG
PUTNAM DIVERSIFIED INCOME TRUST	075	38MS
PUTNAM LARGE CAP VALUE FUND (f/k/a PUTNAM EQUITY INCOME FUND)	012	38QH

PUTNAM FUNDS TRUST
on behalf of:
Putnam Short Duration Bond Fund	EB3	38V5
Putnam Fixed Income Absolute Return Fund	EC3	38V6
Putnam Multi-Asset Absolute Return Fund	ED8	38V8
Putnam Capital Spectrum Fund	GA6	38VW
Putnam Dynamic Asset Allocation Equity Fund	FL7	38ZA
Putnam Dynamic Risk Allocation Fund	EC2	38BG
Putnam Emerging Markets Equity Fund	CT2	38P4
Putnam Equity Spectrum Fund	GA7	38VX
Putnam Floating Rate Income Fund	29X	38PJ
Putnam Focused Equity Fund	EL8	38VE
Putnam Global Technology Fund	EM7	38VF
Putnam Intermediate-Term Municipal Income Fund	ND5	38AM
Putnam International Value Fund	2CE	38ND
Putnam Multi-Cap Core Fund	HF8	38WG
Putnam Ultra Short Duration Income Fund	LU7	38BE
Putnam Short Term Investment Fund	NB2	38AJ
Putnam Short-Term Municipal Income Fund	NC7	38AL
Putnam Small Cap Growth Fund	2HF	38NI
Putnam Mortgage Opportunities Fund	PZ4	38PO
Information Classification: Limited Access

Putnam Focused International Equity Fund (f/k/a PUTNAM GLOBAL EQUITY FUND)	005	38QE
PUTNAM GLOBAL HEALTH CARE FUND	021	38QJ
PUTNAM GLOBAL INCOME TRUST	041	38QL
Putnam High Yield Fund	060	38MI
PUTNAM INCOME FUND	004	38QD
PUTNAM INTERNATIONAL EQUITY FUND	841	38NX

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Growth Opportunities Fund	2AP	38QR
Putnam International Capital Opportunities Fund	2AZ	38PG
Putnam Sustainable Future Fund	2OV	38NO
Putnam Research Fund	2AQ	38NB
Putnam Small Cap Value Fund	2MF	38NL
Putnam Government Money Market Fund	QW2	38GM

PUTNAM MANAGED MUNICIPAL INCOME TRUST	052	38R1
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND	845	38RD
PUTNAM MASTER INTERMEDIATE INCOME TRUST	074	38MR
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND	847	38RF
PUTNAM MONEY MARKET FUND	010	38Q2
Putnam Sustainable Leaders Fund	852	38NY
PUTNAM MUNICIPAL OPPORTUNITIES TRUST	582	38RB
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND	019	38Q4
PUTNAM NEW YORK TAX EXEMPT INCOME FUND	030	38Q6
PUTNAM OHIO TAX EXEMPT INCOME FUND	848	38RG
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND	047	38R0
PUTNAM PREMIER INCOME TRUST	073	38MQ

PUTNAM TARGET DATE FUNDS
on behalf of:
Putnam RetirementReady 2065 Fund	WJ7	38B2
Putnam RetirementReady 2060 Fund	QN8	38KH
Putnam RetirementReady 2055 Fund	KT2	38KB
Putnam RetirementReady 2050 Fund	7CR	FFAM
Putnam RetirementReady 2045 Fund	40M	FFAD
Putnam RetirementReady 2040 Fund	40F	FFAB
Putnam RetirementReady 2035 Fund	49Y	FFAL
Putnam RetirementReady 2030 Fund	49R	FFAJ
Putnam RetirementReady 2025 Fund	49K	FFAI
Putnam RetirementReady Maturity Fund	48P	FFAF

Information Classification: Limited Access

Putnam Retirement Advantage 2025 Fund	UU4	38BL
Putnam Retirement Advantage 2030 Fund	UU5	38BN
Putnam Retirement Advantage 2035 Fund	UU6	38BP
Putnam Retirement Advantage 2040 Fund	UU7	38BQ
Putnam Retirement Advantage 2045 Fund	UU8	38BR
Putnam Retirement Advantage 2050 Fund	UU9	38BS
Putnam Retirement Advantage 2055 Fund	UV2	38BU
Putnam Retirement Advantage 2060 Fund	UV3	38BV
Putnam Retirement Advantage 2065 Fund	WJ8	38B1
Putnam Retirement Advantage Maturity Fund	UV4	38BM

PUTNAM TAX EXEMPT INCOME FUND	011	38Q3

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam Strategic Intermediate Municipal Fund (f/k/a Putnam AMT-Free Municipal Fund)	035	38Q7
Putnam Tax-Free High Yield Fund	036	38Q8

Putnam Mortgage Securities Fund	032	38MF

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT Multi-Asset Absolute Return Fund	LC3	38AD
Putnam VT Mortgage Securities Fund	2PX	38NP
Putnam VT Small Cap Growth Fund	23K	38QO
Putnam VT Diversified Income Fund	961	38PA
Putnam VT Equity Income Fund	23N	38QP
Putnam VT George Putnam Balanced Fund	2IS	38QV
Putnam VT Global Asset Allocation Fund	070	38MO
Putnam VT Global Equity Fund	016	38QI
Putnam VT Global Health Care Fund	2IW	38QW
Putnam VT Growth Opportunities Fund	2PU	38QY
Putnam VT High Yield Fund	067	38MN
Putnam VT Income Fund	068	38QM
Putnam VT International Equity Fund	2DO	38NF
Putnam VT Emerging Markets Equity Fund	2DP	38NG
Putnam VT International Value Fund	2DN	38NE
Putnam VT Multi-Cap Core Fund	2IO	38QU
Putnam VT Government Money Market Fund	069	38R5
Putnam VT Sustainable Leaders Fund	098	38PF
Putnam VT Sustainable Future Fund	23H	38MV
Putnam VT Research Fund	2LA	38PH
Putnam VT Small Cap Value Fund	2MJ	38NM
Information Classification: Limited Access

George Putnam Balanced Fund	001	38QA

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam PanAgora Risk Parity Fund	SP2	38PU
Putnam PanAgora Risk Parity Ltd.	SN9	38PX

Putnam ETF Trust
Putnam Focused Large Cap Growth ETF
Putnam Focused Large Cap Value ETF
Putnam Sustainable Future ETF
Putnam Sustainable Leaders ETF
Putnam BDC Income ETF
Putnam Emerging Markets ex-China ETF
Putnam BioRevolution ETF

Information Classification: Limited Access